UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2021, Apellis Pharmaceuticals, Inc. (“Company”) and Apellis Switzerland GmbH entered into an amended and restated commercial supply agreement (the “Supply Agreement”) with NOF Corporation (“NOF”) to supply the Company with activated polyethylene glycol derivative (“PEG”), which is a component of pegcetacoplan. The Supply Agreement has an effective date of February 12, 2021.

Under the Supply Agreement, NOF’s affiliate, NOF America Corporation, will supply PEG to the Company on a non-exclusive basis. NOF agreed to manufacture and deliver PEG to the Company in accordance with purchase orders issued by the Company pursuant to the Agreement. The Company may purchase PEG or any polyethyleneglycol derivative from other third-party suppliers. Notwithstanding the foregoing, the Company agrees to purchase at least the minimum purchase obligation, which will be based on the Company’s 24-month rolling forecasts as set forth in the Supply Agreement. In the event the Company fails to meet the minimum purchase obligation, the Company will pay NOF the amount equal to a specified percentage of the remaining quantity of the minimum purchase obligation for the relevant time period, in addition to any payments due for all outstanding firm orders. The Company may eliminate the minimum purchase obligation on or before October 1 of the preceding calendar year by paying a specified percentage of the then-applicable supply price of the remaining minimum purchase obligation for the remainder of the term.

Unless earlier terminated, the term of the Supply Agreement continues through December 31, 2025. Either party may terminate the Supply Agreement upon an uncured material breach by the other party, upon the other party’s insolvency or bankruptcy or for convenience upon twenty-four (24) months prior written notice. The Company may terminate the Supply Agreement for safety, efficacy or regulatory issues. If the Supply Agreement is terminated by NOF for convenience or by the Company for NOF’s breach, the Company has no minimum purchase obligations and any agreement to buy out such minimum purchase obligations shall be of no force or effect.

The Supply Agreement also includes customary provisions relating to, among others, delivery, inspection procedures, warranties, quality, storage, handling and transport, intellectual property, confidentiality and indemnification. The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: March 11, 2021	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer